Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On October 21, 2019, BellRing Brands, Inc., a subsidiary of Post Holdings, Inc. (the “Company” or “Post”), closed the initial public offering (the “IPO”) of its Class A common stock, $0.01 par value per share (the “Class A Common Stock”), at an offering price of $14.00 per share, pursuant to BellRing Brands, Inc.’s registration statement on Form S-1 (File No. 333-233867) (as amended from time to time, and together with BellRing Brands, Inc.’s related registration statement on Form S-1 (File No. 333-234237) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the “Registration Statement”). In connection with the IPO, Post, BellRing Brands, Inc. and BellRing Brands, LLC (formerly known as Dymatize Holdings, LLC) completed a series of formation transactions (the “Formation Transactions”) as described in Post’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 21, 2019.
The following unaudited pro forma condensed consolidated financial information has been derived from Post’s historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are presented based on information currently available, which is subject to change. The unaudited condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the IPO and the Formation Transactions, as well as other items described in the notes to unaudited pro forma condensed consolidated financial information below, been completed as of the dates described below and do not intend to project the future financial results of Post after the IPO. The unaudited pro forma condensed consolidated statements of operations do not purport to reflect what Post’s financial results would have been had the IPO closed on October 1, 2017 or for any future or historical period and the unaudited pro forma condensed consolidated balance sheet does not purport to reflect what Post’s financial condition would have been had the IPO closed on June 30, 2019 or for any future or historical period. The unaudited pro forma condensed consolidated financial information is based on certain preliminary assumptions, described in the accompanying notes, which management believes are reasonable and the unaudited pro forma condensed consolidated statements of operations do not reflect any non-recurring transaction expenses, separation costs or cost savings or other operating efficiencies or costs that could result from the IPO.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with the following information:

•	notes to the unaudited pro forma condensed consolidated financial information;

•	the Registration Statement;

•	Post’s Current Report on Form 8-K filed with the SEC on October 21, 2019, including exhibits thereto, which describes the result of the IPO and Formation Transactions;

•
unaudited interim financial statements of Post as of and for the nine months ended June 30, 2019, which are included in Post’s Quarterly Report on Form 10-Q for the nine months ended June 30, 2019, as filed with the SEC; and

•
audited financial statements of Post as of September 30, 2018 and 2017 and for the years ended September 30, 2018, September 30, 2017 and September 30, 2016, which are included in Post’s Annual Report on Form 10-K for the year ended September 30, 2018, as filed with the SEC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2019
(in millions)

	Post Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$364.7	$68.5	(c)	$433.2
Restricted cash	1.8	—		1.8
Receivables, net	473.4	3.2	(e)	476.6
Inventories	560.6	—		560.6
Prepaid expenses and other current assets	42.5	—		42.5
Total Current Assets	1,443.0	71.7		1,514.7
Property, net	1,722.0	—		1,722.0
Goodwill	4,476.0	—		4,476.0
Other intangible assets, net	3,406.9	—		3,406.9
Equity method investments	157.1	—		157.1
Other assets	192.9	1.4	(b)	194.3
Total Assets	$11,397.9	$73.1		$11,471.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$10.1	$25.0	(b)	$35.1
Accounts payable	325.4	—		325.4
Other current liabilities	380.2	(1.0)	(b)	379.2
Total Current Liabilities	715.7	24.0		739.7
Long-term debt	6,324.5	(463.5)	(b)	5,861.0
Deferred income taxes	723.9	—		723.9
Other liabilities	416.5	—		416.5
Total Liabilities	8,180.6	(439.5)		7,741.1
Shareholders’ Equity
Preferred stock	—	—		—
Common stock	0.8	—		0.8
Additional paid-in capital	3,653.4	590.3	(a)	4,243.7
Retained earnings	268.9	(9.6)	(b)	259.3
Accumulated other comprehensive loss	(38.4)	—		(38.4)
Treasury stock, at cost	(678.6)	—		(678.6)
Total Shareholders’ Equity Excluding Noncontrolling Interest	3,206.1	580.7		3,786.8
Noncontrolling interest	11.2	(68.1)	(a)	(56.9)
Total Shareholders’ Equity	3,217.3	512.6		3,729.9
Total Liabilities and Shareholders’ Equity	$11,397.9	$73.1		$11,471.0
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended June 30, 2019
(in millions, except per share data)

	Post Historical	Other Adjustments		Pro Forma
Net Sales	$4,238.3	$—		$4,238.3
Cost of goods sold	2,898.4	—		2,898.4
Gross Profit	1,339.9	—		1,339.9
Selling, general and administrative expenses	666.1	(4.0)	(d)	662.1
Amortization of intangible assets	121.0	—		121.0
Gain on sale of business	(127.3)	—		(127.3)
Other operating expenses, net	1.7	—		1.7
Operating Profit	678.4	4.0		682.4
Interest expense, net	230.5	2.0	(b)	232.5
Loss on extinguishment of debt, net	6.1	—		6.1
Expense on swaps, net	200.9	—		200.9
Other income, net	(11.1)	—		(11.1)
Earnings before Income Taxes and Equity Method Loss	252.0	2.0		254.0
Income tax expense	39.6	0.5	(e)	40.1
Equity method loss, net of tax	25.7	—		25.7
Net Earnings Including Noncontrolling Interest	186.7	1.5		188.2
Less: Net earnings attributable to noncontrolling interest	0.9	23.1	(a)	24.0
Net Earnings	185.8	(21.6)		164.2
Preferred stock dividends	(3.0)	—		(3.0)
Net Earnings Available to Common Shareholders	$182.8	$(21.6)		$161.2

Earnings per Share:
Basic	$2.61			$2.30
Diluted	$2.47			$2.18

Weighted-average Shares Outstanding (in millions of shares):
Basic	70.1			70.1
Diluted	75.3			75.3
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended September 30, 2018
(in millions, except per share data)

	Post Historical	Other Adjustments		Pro Forma
Net Sales	$6,257.2	$—		$6,257.2
Cost of goods sold	4,403.2	—		4,403.2
Gross Profit	1,854.0	—		1,854.0
Selling, general and administrative expenses	976.4	—		976.4
Amortization of intangible assets	177.4	—		177.4
Impairment of goodwill and other intangible assets	124.9	—		124.9
Other operating expenses, net	1.8	—		1.8
Operating Profit	573.5	—		573.5
Interest expense, net	387.3	9.6	(b)	396.9
Loss on extinguishment of debt	31.1	—		31.1
Income on swaps, net	(95.6)	—		(95.6)
Other income, net	(14.0)	—		(14.0)
Earnings before Income Taxes and Equity Method Loss	264.7	(9.6)		255.1
Income tax benefit	(204.0)	(2.7)	(e)	(206.7)
Equity method loss, net of tax	0.3	—		0.3
Net Earnings Including Noncontrolling Interest	468.4	(6.9)		461.5
Less: Net earnings attributable to noncontrolling interest	1.1	16.8	(a)	17.9
Net Earnings	467.3	(23.7)		443.6
Preferred stock dividends	(10.0)	—		(10.0)
Net Earnings Available to Common Shareholders	$457.3	$(23.7)		$433.6

Earnings per Share:
Basic	$6.87			$6.51
Diluted	$6.16			$5.84

Weighted-average Shares Outstanding (in millions of shares):
Basic	66.6			66.6
Diluted	75.9			75.9
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
(dollars in millions, except where indicated otherwise)

Basis of Pro Forma Presentation
The following unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial information of Post and the historical combined financial information of Post’s Active Nutrition business (generally, the combination of Post’s subsidiaries Premier Nutrition Company, LLC (formerly Premier Nutrition Corporation), Dymatize Enterprises, LLC and Active Nutrition International GmbH, which together provide ready-to-drink (“RTD”) protein shakes and other RTD beverages, powders and nutrition bars). The unaudited pro forma condensed consolidated statements of operations have been prepared to reflect the completion of the IPO, including the underwriters’ exercise in full of their option to purchase additional shares of Class A Common Stock, as though it occurred on October 1, 2017, and the unaudited condensed consolidated pro forma balance sheet as of June 30, 2019 assumes the completion of the IPO, including the underwriters’ exercise in full of their option to purchase additional shares of Class A Common Stock, as though it occurred on that date. The financial results of BellRing Brands, Inc. and its subsidiaries will be consolidated within Post’s financial results.
Pro forma adjustments reflected in the unaudited pro forma condensed consolidated balance sheet are based on estimates of items directly attributable to the IPO and the Formation Transactions, as well as other items described below, and are factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of operations are based on estimates of items directly attributable to the IPO and the Formation Transactions, as well as other items described below, and are factually supportable and expected to have a continuing impact on Post.
The unaudited pro forma condensed consolidated statements of operations do not reflect any non-recurring transaction expenses, loss on extinguishment of debt, separation costs, separate public company costs for BellRing Brands, Inc., or other costs that may be derived from the IPO, all of which may have a material effect on Post’s consolidated results of operations in periods following the completion of the IPO.
Pro Forma Adjustments
(a) IPO and the Formation Transactions
As a result of and in connection with the IPO and the Formation Transactions,

•	the financial results of BellRing Brands, Inc. and its subsidiaries will be consolidated within Post’s financial results;

•
28.8% of the consolidated net income (loss) of BellRing Brands, Inc. and its subsidiaries, representing the percentage of economic interest in BellRing Brands, LLC held by BellRing Brands, Inc. (and therefore indirectly held by the public stockholders of BellRing Brands, Inc. through their ownership of the Class A Common Stock), was allocated to the noncontrolling interest on the unaudited pro forma condensed consolidated statements of operations; and

•
the noncontrolling interest adjustment on the unaudited pro forma condensed consolidated balance sheet was determined based on the net assets of BellRing Brands, Inc. multiplied by the noncontrolling interest ownership percentage of 28.8%.

(b) Post Bridge Loan and Senior Unsecured Debt Facilities
On October 11, 2019, Post entered into a $1,225.0 million Bridge Facility Agreement (the “Bridge Loan Facility”) and borrowed $1,225.0 million under the Bridge Loan Facility (the “Bridge Loan”). On October 21, 2019, BellRing Brands, LLC entered into a Borrower Assignment and Assumption Agreement with Post and the administrative agent, under which BellRing Brands, LLC became the borrower under the Bridge Loan, with Post having no further material obligations thereunder. Post retained the net cash proceeds of the Bridge Loan and following the assumption by BellRing Brands, LLC of the Bridge Loan Facility, Post used the cash proceeds of the Bridge Loan to repay a portion of the $1,309.5 million existing term loan under Post’s existing credit agreement.
On October 21, 2019, BellRing Brands, LLC entered into debt facilities consisting of a $700.0 million term B loan facility (the “Term B Facility”) and a $200.0 million revolving credit facility (the “Revolving Credit Facility”). On that same day, BellRing Brands, LLC borrowed the full amount under the Term B Facility and $100.0 million under the Revolving Credit Facility and used the majority of proceeds of such borrowings, as well as a portion of the proceeds from the IPO, to repay in full the balance of the Post Bridge Loan and all interest thereunder.
Related to these transactions, the unaudited pro forma condensed consolidated financial statements include the following adjustments:
Post:

•	$1,225.0 million of borrowings under the Bridge Loan and payment and write-off of debt issuance costs;

•	$1,225.0 million principal repayment of Post’s existing term loan and write-off of associated debt issuance costs; and

•
the reduction of interest expense and accrued interest related to the pay down of the principal balance of Post’s existing term loan at assumed interest rates of 4.4% and 3.9% for the nine months ended June 30, 2019 and for the year ended September 30, 2018, respectively.

BellRing Brands, LLC:

•	$700.0 million of borrowings under the Term B Facility at an assumed interest rate of 6.9%;

•	$100.0 million of borrowings under the Revolving Credit Facility at an assumed interest rate of 6.2%; and

•
fees and expenses (including original issue discount with respect to the Term B Facility) of $24.0 million ($1.4 million related to the Revolving Credit Facility and $22.6 million related to the Term B Facility). An assumed 0.125% increase or decrease in the stated interest rates assumed above for the debt facilities would increase or decrease pro forma interest expense by approximately $0.8 million for the nine months ended June 30, 2019 and approximately $1.0 million for the year ended September 30, 2018 (assuming the principal balance of the debt facilities does not change from that assumed above).

Adjustments to current portion of long-term debt and long-term debt consist of the following:

	Current Portion of Long-Term Debt	Long-Term Debt
Post:
Borrowings under the Bridge Loan	$—	$1,225.0
Assignment of Bridge Loan to BellRing Brands, LLC	—	(1,225.0)
Payment of existing term loan	(10.0)	(1,215.0)
Write-off of debt issuance costs	—	9.1
BellRing Brands, LLC:
Assumption of Bridge Loan	—	1,225.0
Payment of Bridge Loan	—	(1,225.0)
Borrowings under Term B Facility	35.0	665.0
Borrowings under Revolving Credit Facility	—	100.0
Debt-related fees and expenses	—	(22.6)
	$25.0	$(463.5)
(c) Cash and Cash Equivalents
Adjustments to cash and cash equivalents consist of the following:

Post:
Proceeds from Bridge Loan (b)	$1,225.0
Payment of existing term loan and associated accrued interest (b)	(1,226.0)
Payment of Bridge Loan related costs (b)	(3.7)
BellRing Brands, LLC:
Net proceeds from Term B Facility and Revolving Credit Facility (b)	776.0
Net proceeds from offering	524.4
Payment of Bridge Loan and associated interest (b)	(1,227.2)
Net cash proceeds	$68.5
BellRing Brands, Inc. received net proceeds from the IPO of $524.4 million excluding fees payable to Post, with the Class A Common Stock offered at $14.00 per share, after deducting underwriting discounts and commissions.
(d) Transaction Expenses
Represents the removal of non-recurring transaction expenses recorded in Post’s historical statement of operations for the nine months ended June 30, 2019, which are directly attributable to BellRing Brands, Inc.’s separation from Post. There were no such transaction expenses incurred in the year ended September 30, 2018.
(e) Tax Effect of Pro Forma Adjustments
Represents income tax expense related to the pro forma adjustments. Tax effects of adjustments directly attributable to Post were recorded using blended statutory rates of 24.9% and 28.5% for the nine months ended June 30, 2019 and the year ended September 30, 2018, respectively.